As filed with the Securities and Exchange Commission on October 28, 2011

Registration No. 333-176065

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Rentech Nitrogen Partners, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2870	45-2714747
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10877 Wilshire Boulevard, Suite 600

Los Angeles, CA 90024

(310) 571-9800

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

D. Hunt Ramsbottom, Jr.

10877 Wilshire Boulevard, Suite 600

Los Angeles, CA 90024

(310) 571-9800

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Anthony J. Richmond Brett E. Braden David A. Zaheer Latham & Watkins LLP 717 Texas Avenue, 16th Floor Houston, TX 77002 (713) 546-5400	G. Michael O’Leary Andrews Kurth LLP 600 Travis, Suite 4200 Houston, TX 77002 (713) 220-4200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Common Unit(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common units representing limited partner interests	17,250,000	$21.00	$362,250,000	$41,514

(1)	Includes 2,250,000 common units which the underwriters have the option to purchase.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.
(3)	Previously paid in connection with the filing of the Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 5 to Form S-1 Registration Statement (Registration No. 333-176065) of Rentech Nitrogen Partners, L.P. (the “Registration Statement”) is being filed solely to include updated exhibits to the Registration Statement. Accordingly, Part I of the Registration Statement has been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses to be paid by the Registrant in connection with the sale of the common units representing limited partner interests being registered hereby. All amounts are estimates except for the SEC registration fee, the Financial Industry Regulatory Authority, or FINRA, filing fee and the New York Stock Exchange listing fee.

SEC Registration Fee	$41,514
FINRA Filing Fee	36,725
New York Stock Exchange Listing Fee	172,400
Accounting Fees and Expenses	800,000
Legal Fees and Expenses	2,100,000
Printing and Engraving Expenses	600,000
Transfer Agent and Registrar Fees and Expenses	—
Miscellaneous Expenses	249,361

Total	$4,000,000

Item 14.	Indemnification of Directors and Officers.

The section of the prospectus entitled “The Partnership Agreement—Indemnification” is incorporated herein by reference and discloses that the Registrant will generally indemnify the directors and officers of its general partner and Rentech to the fullest extent permitted by law against all losses, claims, damages or similar events. Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

Section 18-108 of the Delaware Limited Liability Company Act provides that a Delaware limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of Rentech Nitrogen GP, LLC, the Registrant’s general partner, provides for the indemnification of its directors and officers against liabilities they incur in their capacities as such. Prior to the closing of this offering, the Registrant intends to enter into indemnification agreements with each of the current directors and executive officers of its general partner to give these directors and executive officers additional contractual assurances regarding indemnification and to provide additional procedural protections.

The underwriting agreement that the Registrant expects to enter into with the underwriters, to be filed as Exhibit 1.1 to this registration statement, will contain indemnification and contribution provisions.

Item 15.	Recent Sales of Unregistered Securities.

On July 8, 2011, in connection with the formation of the Partnership, Rentech Nitrogen Partners, L.P. issued (i) to Rentech Nitrogen GP, LLC the general partner interest in the Partnership and (ii) to RDC the limited partner interest in the Partnership for $980 in an offering exempt from registration under Section 4(2) of the Securities Act. On September 21, 2011, RDC contributed its limited partner interest in the Partnership to RNHI. There have been no other sales of unregistered securities by the Partnership within the past three years.

Item 16.	Exhibits and Financial Statements Schedules.

(a) The exhibits to this Registration Statement are listed on the Exhibit Index on pages II-4 through II-7 hereof, which is incorporated by reference in this Item 16.

(b) Financial Statement Schedules.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

The Registrant undertakes to send to each limited partner at least on an annual basis a detailed statement of any transactions with Rentech Nitrogen GP, LLC, our managing general partner, or any of its respective affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to, Rentech Nitrogen GP, LLC or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The Registrant undertakes to provide to the limited partners the financial statements required by Form 10-K for the first full fiscal year of operations of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on this 28th day of October, 2011.

Rentech Nitrogen Partners, L.P.

By:	Rentech Nitrogen GP, LLC, its managing general partner

By:	/S/ D. HUNT RAMSBOTTOM, JR.
D. Hunt Ramsbottom, Jr.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ D. HUNT RAMSBOTTOM, JR. D. Hunt Ramsbottom, Jr.	Chief Executive Officer and Director of Rentech Nitrogen GP, LLC (Principal Executive Officer)	October 28, 2011

* Dan J. Cohrs	Chief Financial Officer of Rentech Nitrogen GP, LLC (Principal Financial and Accounting Officer)	October 28, 2011

* John H. Diesch	President and Director of Rentech Nitrogen GP, LLC	October 28, 2011

* Halbert S. Washburn	Director of Rentech Nitrogen GP, LLC	October 28, 2011

* Michael R. Ray	Director of Rentech Nitrogen GP, LLC	October 28, 2011

* Michael S. Burke	Director of Rentech Nitrogen GP, LLC	October 28, 2011

* By:	/S/ D. HUNT RAMSBOTTOM, JR. D. Hunt Ramsbottom, Jr. Attorney-in-Fact	October 28, 2011

EXHIBIT INDEX

Exhibit Number	Description of Documents

1.1***	Form of Underwriting Agreement (previously filed as Exhibit 1.1 to the Form S-1 filed by the Registrant on October 20, 2011)

3.1***	Certificate of Limited Partnership of Rentech Nitrogen Partners, L.P. (previously filed as Exhibit 3.1 to the Form S-1 filed by the Registrant on August 5, 2011)

3.2***	Form of Second Amended and Restated Agreement of Limited Partnership of Rentech Nitrogen Partners, L.P. (including form of common unit certificate) (included as Appendix A to the Prospectus) (previously filed as Exhibit 3.2 to the Form S-1 filed by the Registrant on October 26, 2011)

3.3***	Certificate of Formation of Rentech Nitrogen GP, LLC (previously filed as Exhibit 3.3 to the Form S-1 filed by the Registrant on August 5, 2011)

3.4***	Form of Second Amended and Restated Limited Liability Company Agreement of Rentech Nitrogen GP, LLC (previously filed as Exhibit 3.4 to the Form S-1 filed by the Registrant on September 27, 2011)

5.1*	Opinion of Latham & Watkins LLP as to the legality of the securities being registered

8.1*	Opinion of Latham & Watkins LLP relating to tax matters

10.1***	Distribution Agreement, dated April 26, 2006, between Royster-Clark Resources LLC and Rentech Development Corporation (previously filed as Exhibit 10.1 to the Form S-1 filed by the Registrant on August 5, 2011)

10.2***	Amendment to Distribution Agreement, dated October 13, 2009, among Rentech Energy Midwest Corporation, Rentech Development Corporation and Agrium U.S., Inc. (previously filed as Exhibit 10.2 to the Form S-1 filed by the Registrant on August 5, 2011)

10.3***

Assignment and Assumption Agreement, dated as of September 29, 2006, by and between

Royster-Clark, Inc., Agrium U.S. Inc. and Rentech Development Corporation (previously filed as Exhibit 10.3 to the Form S-1 filed by the Registrant on August 5, 2011)

10.4	Credit Agreement, dated January 29, 2010, by and among Rentech Energy Midwest Corporation, as the borrower, Rentech, Inc. and Credit Suisse AG, Cayman Islands Branch, individually and as Administrative Agent and Collateral Agent (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K (File No. 001-15795) filed by Rentech, Inc. on February 1, 2010)

10.5	Guarantee and Collateral Agreement, dated January 29, 2010, by and among Rentech Energy Midwest Corporation, Rentech, Inc., the subsidiaries of Rentech, Inc. listed therein and Credit Suisse AG, Cayman Islands Branch, as Collateral Agent (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K (File No. 001-15795) filed Rentech, Inc. February 1, 2010)

10.6	Real Estate Mortgage, Assignment of Rents, Security Agreement and UCC Fixture Filing, dated January 29, 2010, by and among Rentech Energy Midwest Corporation, Rentech, Inc. and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K (File No. 001-15795) filed February 1, 2010)

10.7	Amendment to Credit Agreement, Waiver and Collateral Agent Consent, dated July 21, 2010, among Rentech Energy Midwest Corporation, Rentech, Inc., certain subsidiaries of Rentech, Inc., the Lenders party thereto and Credit Suisse AG, Cayman Islands Branch (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K (File No. 001-15795) filed by Rentech, Inc. on July 26, 2010)

Exhibit Number	Description of Documents

10.8	Incremental Loan Assumption Agreement, dated July 21, 2010, among Rentech Energy Midwest Corporation, Rentech, Inc., certain subsidiaries of Rentech, Inc., the Incremental Lenders party thereto and Credit Suisse AG, Cayman Islands Branch (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K (File No. 001-15795) filed by Rentech, Inc. on July 26, 2010)

10.9	Second Amendment to Credit Agreement, Waiver and Collateral Agent Consent, dated November 24, 2010, among Rentech Energy Midwest Corporation, Rentech, Inc., certain subsidiaries of Rentech, Inc., the Lenders party thereto and Credit Suisse AG, Cayman Islands Branch (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K (File No. 001-15795) filed by Rentech, Inc. on November 29, 2010)

10.10	Second Incremental Loan Assumption Agreement, dated November 24, 2010, among Rentech Energy Midwest Corporation, Rentech, Inc., certain subsidiaries of Rentech, Inc., the Incremental Lenders party thereto and Credit Suisse AG, Cayman Islands Branch (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K (File No. 001-15795) filed by Rentech, Inc. on November 29, 2010)

10.11	Credit Agreement, dated June 10, 2011, by and among Rentech Energy Midwest Corporation, as the borrower, Rentech, Inc., the lenders party thereto, Credit Suisse AG, Cayman Islands Branch, individually and as Administrative Agent and Collateral Agent and Credit Suisse Securities (USA) LLC as Sole Bookrunner, Sole Syndication Agent and Sole Lead Arranger (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K (File No. 001-15795) filed by Rentech, Inc. on June 14, 2011)

10.12	Guarantee and Collateral Agreement, dated June 10, 2011, by and among Rentech Energy Midwest Corporation, Rentech, Inc., the subsidiaries of Rentech, Inc. listed therein and Credit Suisse AG, Cayman Islands Branch, as Collateral Agent (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K (File No. 001-15795) filed by Rentech, Inc. on June 14, 2011)

10.13	Real Estate Mortgage, Assignment of Rents, Security Agreement and UCC Fixture Filing, dated June 10, 2011, by and among Rentech Energy Midwest Corporation, Rentech, Inc. and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K (File No. 001-15795) filed by Rentech, Inc. on June 14, 2011)

10.14***	Agreement, dated November 1, 2010, between Northern Illinois Gas Company, d/b/a Nicor Gas Company and Rentech Energy Midwest (previously filed as Exhibit 10.14 to the Form S-1 filed by the Registrant on August 5, 2011)

10.15***	Form of Services Agreement (previously filed as Exhibit 10.15 to the Form S-1 filed by the Registrant on October 20, 2011)

10.16***	Form of Contribution Agreement (previously filed as Exhibit 10.16 to the Form S-1 filed by the Registrant on October 20, 2011)

10.17***	Form of Omnibus Agreement (previously filed as Exhibit 10.17 to the Form S-1 filed by the Registrant on September 27, 2011)

10.18†	Amended and Restated Employment Agreement by and between Rentech, Inc. and D. Hunt Ramsbottom, Jr., dated December 31, 2008 (incorporated by reference to Exhibit 10.43 to Amendment No. 1 to Annual Report on Form 10-K/A (File No. 001-15795) filed by Rentech, Inc. on January 28, 2009)

10.19†	Employment Agreement by and between Rentech, Inc. and Daniel J. Cohrs, dated October 22, 2008 (incorporated by reference to Exhibit 10.21 to Annual Report on Form 10-K for year ended September 30, 2008 (File No. 001-15795) filed by Rentech, Inc. on December 15, 2008)

Exhibit Number	Description of Documents

10.20***†	Employment Agreement by and between Rentech, Inc. and John H. Diesch, dated November 3, 2009 (previously filed as Exhibit 10.20 to the Form S-1 filed by the Registrant on August 5, 2011)

10.21***†	Change in Control Severance Benefits Agreement by and between Rentech Energy Midwest Corporation and John A. Ambrose, dated August 1, 2010 (previously filed as Exhibit 10.21 to the Form S-1 filed by the Registrant on August 5, 2011)

10.22***†	Change in Control Severance Benefits Agreement by and between Rentech Energy Midwest Corporation and Wilfred R. Bahl, Jr., dated May 10, 2011 (previously filed as Exhibit 10.22 to the Form S-1 filed by the Registrant on August 5, 2011)

10.23***†	Change in Control Severance Benefits Agreement by and between Rentech Energy Midwest Corporation and Marc E. Wallis, dated August 12, 2008 (previously filed as Exhibit 10.23 to the Form S-1 filed by the Registrant on August 5, 2011)

10.24†	Amended and Restated Rentech, Inc. 2006 Incentive Award Plan (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K (File No. 001-15795) filed by Rentech, Inc. on March 29, 2007)

10.25†	First Amendment to Rentech, Inc. Amended and Restated 2006 Incentive Award Plan (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K (File No. 001-15795) filed by Rentech, Inc. on November 6, 2009)

10.26†	Rentech, Inc. 2009 Incentive Award Plan (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K (File No. 001-15795) filed by Rentech, Inc. on May 22, 2009)

10.27†	First Amendment to Rentech, Inc. 2009 Incentive Award Plan (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K (File No. 001-15795) filed by Rentech, Inc. on November 6, 2009)

10.28***†	Form of Rentech Nitrogen Partners, L.P. 2011 Long-Term Incentive Plan (previously filed as Exhibit 10.28 to the Form S-1 filed by the Registrant on October 20, 2011)

10.29*	Commitment Letter between General Electric Capital Corporation and Rentech Energy Midwest Corporation, dated October 13, 2011

10.30*	Form of Indemnification Agreement

10.31***†	Employment Agreement, dated as of October 15, 2011, by and between Rentech Nitrogen GP, LLC and John A. Ambrose (previously filed as Exhibit 10.31 to the Form S-1 filed by the Registrant on October 20, 2011)

10.32***†	Employment Agreement, dated as of October 15, 2011, by and between Rentech Nitrogen GP, LLC and Wilfred R. Bahl, Jr. (previously filed as Exhibit 10.32 to the Form S-1 filed by the Registrant on October 20, 2011)

10.33***†	Employment Agreement, dated as of October 16, 2011, by and between Rentech Nitrogen GP, LLC and Marc E. Wallis (previously filed as Exhibit 10.33 to the Form S-1 filed by the Registrant on October 20, 2011)

10.34***†	Form of Rentech Nitrogen Partners, L.P. 2011 Long-Term Incentive Plan Phantom Unit Agreement (previously filed as Exhibit 10.34 to the Form S-1 filed by the Registrant on October 26, 2011)

21.1***	List of Subsidiaries of Rentech Nitrogen Partners, L.P. (previously filed as Exhibit 21.1 to the Form S-1 filed by the Registrant on August 5, 2011)

23.1***	Consent of PricewaterhouseCoopers LLP (previously filed as Exhibit 23.1 to the Form S-1 filed by the Registrant on October 26, 2011)

23.2***	Consent of Ehrhardt Keefe Steiner & Hottman P.C. (previously filed as Exhibit 23.2 to the Form S-1 filed by the Registrant on October 26, 2011)

23.3*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

Exhibit Number	Description of Documents

23.4***	Consent of Blue, Johnson & Associates, Inc. (previously filed as Exhibit 23.4 to the Form S-1 filed by the Registrant on October 20, 2011)

23.5*	Consent of Latham & Watkins LLP (included in Exhibit 8.1)

23.6***	Consent of Director (previously filed as Exhibit 23.6 to the Form S-1 filed by the Registrant on October 20, 2011)

24.1***	Power of Attorney (previously filed as Exhibit 24.1 to the Form S-1 filed by the Registrant on August 5, 2011)

*	Included with this filing.
**	To be provided by amendment.
***	Previously filed.
†	Denotes management contract or compensatory plan or arrangement.